UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2020

SCYNEXIS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Evertrust Plaza, 13th Floor

Jersey City, New Jersey 07302-6548

(Address of Principal Executive Offices, and Zip Code)

(201)-884-5485

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCYX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 17, 2020, SCYNEXIS, Inc. (the “Company”) entered into an Equity Underwriting Agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC, representative of the several underwriters (the “Underwriters”), relating to the offering, issuance and sale (the “Offering”) of (a) 8,340,000 shares of the Company’s common stock, par value $0.001 per share, (b) pre-funded warrants, in lieu of common stock, to purchase 5,260,000 shares of the Company’s common stock, par value $0.001 per share, and (c) two series of warrants, which will accompany the common stock or pre-funded warrants, to purchase up to an aggregate of 13,600,000 shares of the Company’s common stock. The pre-funded warrants entitle the holders to purchase up to 5,260,000 shares of common stock, and have an unlimited term and an exercise price of $0.001 per share. Each of the two series of warrants entitle the holders to purchase up to an aggregate of 6,800,000 shares of common stock. The Series 1 warrants have a one-year term and an exercise price of $7.33 per share, and Series 2 warrants have a three-and-a-half-year term and an exercise price of $8.25 per share. The Series 1 and Series 2 warrants that accompany the pre-funded warrants have an additional provision entitling the holder thereof to purchase a pre-funded warrant rather than a share of common stock at the warrant exercise price less the exercise price of the pre-funded warrant purchased. There is not expected to be any trading market for the pre-funded warrants, the Series 1 warrants or the Series 2 warrants issued in the Offering. Each warrant is exercisable immediately upon issuance, subject to certain limitations on beneficial ownership. The price to the public in the Offering is $6.25 per share of common stock and accompanying warrants, or in the case of pre-funded warrants, $6.249 per pre-funded warrant and accompanying warrants. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase shares of common stock and accompanying warrants from the Company at a price of $5.875 per share of common stock, and to purchase pre-funded warrants and accompanying warrants from the Company at a price of $5.87406 per pre-funded warrant, which will result in approximately $79.5 million of net proceeds to the Company after deducting the underwriting discount and estimated offering expenses. The Offering is expected to close on or about December 21, 2020, subject to customary closing conditions. The shares of common stock will be listed on The Nasdaq Global Market. All of the shares, pre-funded warrants and warrants in the Offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-248751) filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2020, and declared effective on October 1, 2020. The Company has filed a final prospectus supplement, dated December 17, 2020, relating to the issuance and sale of the shares and warrants with the SEC. Guggenheim Securities, LLC and Cantor Fitzgerald & Co. are acting as joint book-running managers for the Offering. Ladenburg Thalmann & Co. Inc. and National Securities Corporation a wholly owned subsidiary of National Holdings, Inc. (NASDAQ: NHLD), are serving as co-lead managers for the Offering. Brookline Capital Markets, a division of Arcadia Securities, LLC, and WBB Securities LLC are serving as co-managers for the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

In connection with the offering the Company terminated its Controlled Equity OfferingSM Sales Agreements with Cantor Fitzgerald & Co. and Ladenburg Thalmann & Co. Inc.

The Underwriting Agreement is filed as Exhibit 1.1 hereto, a copy of the form of pre-funded warrant is filed as Exhibit 4.1 hereto and a copy of the form of warrant is filed as Exhibit 4.2 hereto. The foregoing description of the terms of the Underwriting Agreement, pre-funded warrant and warrants is qualified in its entirety by reference to each such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares, the pre-funded warrant and the warrants in the Offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

The statements in this report related to the completion, timing and size of the Offering are “forward-looking” statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to market conditions and the satisfaction of customary closing conditions related to the Offering. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.Description

1.1	Equity Underwriting Agreement, dated December 17, 2020, by and between the Company and Guggenheim Securities, LLC, as representative of the several underwriters named on Schedule I thereto
4.1	Form of Pre-Funded Warrant
4.2	Form of Series 1 and Series 2 Warrant
5.1	Opinion of Cooley LLP
23.1	Consent of Cooley LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date: December 17, 2020	By:	/s/ Marco Taglietti
	Name:	Marco Taglietti, M.D.
	Its:	Chief Executive Officer